UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 5, 2013, Entravision Communications Corporation (the “Company”) issued a press release announcing that its Board of Directors (the “Board”) approved the initiation of a quarterly cash dividend to its shareholders and has declared an initial quarterly dividend of $0.025 per share of the Company’s Class A, Class B and Class U common stock, payable on December 30, 2013 to all shareholders of record as of the close of business on December 16, 2013. The Company currently anticipates that future cash dividends will be paid on a quarterly basis. Any decision to pay future cash dividends will be subject to further approval by the Board.

The Company also announced that the Board declared a special one-time cash dividend of $0.10 per share to shareholders of the Company’s Class A, Class B and Class U common stock, payable on December 30, 2013 to shareholders of record as of the close of business on December 16, 2013.

The Company also announced its intention to prepay $10 million of term loans under the Company’s senior secured term loan credit facility entered into on May 31, 2013. The company currently anticipates funding this prepayment by using cash on hand. Following this prepayment, approximately $364 million will remain outstanding under the Company’s term loan credit facility.

A copy of the press release is attached to this report as Exhibit 99.1.

This report contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding any future payment of cash dividends, are forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. These risks and uncertainties include, but are not limited to, impacts of the global recession and tight credit markets; and other risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2012. The Company assumes no obligation, and disclaims any duty, to update the forward-looking statements in this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by Entravision Communications Corporation on December 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: December 5, 2013	By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release issued by Entravision Communications Corporation on December 5, 2013.